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                                                                   Exhibit 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                      OF

                             VEECO INSTRUMENTS INC.

                      Pursuant to Sections 242 and 245 of the
                        General Corporation Law of Delaware

     1. The name of the corporation is Veeco Instruments Inc., formerly known as Veeco Instruments Acquisition Corp.

     2. The address of the corporation's registered office in Delaware is 32 Loockerman Square, Suite L-100, Dover, Delaware 19901. The Prentice Hall Corporation is the corporation's registered agent at that address.

     3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     4. The corporation shall have authority to issue a total of 10,000,000 shares, to be divided into 9,500,000 shares of common stock with par value $.01 per share and 500,000 shares of preferred stock with par value of $.01 per share.

     5. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of Article 4, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (a) The number of shares constituting that series and the distinctive designation of that series;

          (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;



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          (c)  Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

          (h) Any other relative rights, preferences and limitations of that series.

     Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.

     If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

     6. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on August 8, 1989.

     7. The Board of Directors shall have the power to make, alter or repeal the by-laws of the corporation.

     8.  The election of the Board of Directors need not be by written ballot.


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     9.  The corporation shall indemnify to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware as amended from time to time each person that such Section grants the corporation the power to indemnify.

     10. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he may be liable (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

     11. No action required or permitted to be taken at any meeting of stockholders may be taken by written consent without a meeting.

     12. Special meetings of the stockholders may be called by resolution of the Board of Directors or by the president and shall be called by the president or secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office or of the holders of 50% of the outstanding shares entitled to vote. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

     13. The foregoing amendment and restatement was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware.

Dated:  December 1, 1994
        -----------

                                             VEECO INSTRUMENTS INC.

                                             By /s/ Walter Scherr
                                                ---------------------------
                                                Walter Scherr
                                                Executive Vice-President

Attest:

/s/ John F. Rein, Jr.
------------------------
John F. Rein, Jr.
Secretary


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                             CERTIFICATE OF AMENDMENT
                                         OF
                  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                         OF
                               VEECO INSTRUMENTS INC.

         It is hereby certified that:

     1. The name of the corporation (hereinafter called "corporation") is Veeco Instruments Inc.

     2. The amended and restated certificate of incorporation of the corporation is hereby amended as follows:

         (a)  by inserting a new paragraph 9 which reads as follows:

                 "9. Subject to the rights of the holders of any series of
              Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively, as nearly equal in size as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting following the 1997 Annual Meeting of Stockholders, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three (3) years. At the second annual meeting of stockholders following the 1997 Annual Meeting of Stockholders, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three (3) years. At the third annual meeting of stockholders following the 1997 Annual Meeting of Stockholders, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three (3) years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual meeting. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director."

and

         (b) by renumbering the existing paragraphs 9 through 13 to paragraphs 10 through 14, respectively.


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     3.  The amendments of the amended and restated certificate of incorporation of the corporation herein certified have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


Dated: May 29, 1997

                                               VEECO INSTRUMENTS INC.

                                               By: /s/ John F. Rein, Jr.
                                                   ------------------------
                                                   John F. Rein, Jr.
                                                   Vice President-Finance

                                      2


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                            CERTIFICATE OF AMENDMENT
                                        OF
                  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                        OF
                             VEECO INSTRUMENTS INC.

         It is hereby certified that:

     1. The name of the corporation (hereinafter called "corporation") is Veeco Instruments Inc.

     2. Article 4 of the amended and restated certificate of incorporation of the corporation, as amended to date (hereinafter called the "Certificate of Incorporation"), is hereby amended to read in its entirety as follows:

              "4. The corporation shall have authority to issue a total of 25,500,000 shares, to be divided into 25,000,000 shares of common stock with par value of $.01 per share and 500,000 shares of preferred stock with par value of $.01 per share."

    3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Dated: July 25, 1997

                                              VEECO INSTRUMENTS INC.

                                              By: /s/ John F. Rein, Jr.
                                                  --------------------------
                                                  John F. Rein, Jr.
                                                  Vice President-Finance